UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRML	The Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

As previously reported, on February 17, 2017, Vermillion, Inc. (the “Company”) issued certain warrants (the “Warrants”) to purchase up to an aggregate of 2,810,338 shares of Company common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $1.80 per share (the “Exercise Price”), pursuant to that certain Securities Purchase Agreement, dated February 13, 2017, by and among the Company and the investors listed on Schedule I thereto (collectively, the “Investors”).  The Warrants were initially sold at a price of $0.125 per share of Common Stock underlying the Warrants.

On June 1, 2020, following the 20th consecutive trading day for which the closing price per share of Common Stock as reported on the Nasdaq Stock Market exceeded the Exercise Price, the Company sent a notice to the Investors accelerating the expiration date of the Warrants, in accordance with the terms thereof.  Pursuant to the terms of the Warrants, any portion of the Warrants not exercised prior to such accelerated expiration date would become void and of no value.  As of June 9, 2020, all of the Warrants had been exercised.  The Company received $5,058,608 in aggregate proceeds from the exercise of the Warrants.

As of the date of this current report on Form 8-K, there are no outstanding Warrants or any other outstanding warrants for the purchase of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: June 10, 2020	By:	/s/ Robert Beechey
Robert Beechey
Chief Financial Officer